Exhibit 99.1

Meridian Corporation Reports Second Quarter 2026 Results and Announces a Quarterly Dividend of $0.14 per Common Share.

MALVERN, PA., July 30, 2026 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended
(Dollars in thousands, except per share data)(Unaudited)	June 30, 2026	March 31, 2026	June 30, 2025
Income:
Net income	$5,807	$2,006	$5,592
Diluted earnings per common share	0.48	0.17	0.49
Pre-provision net revenue (PPNR) (1)	10,447	10,081	11,090
(1) See Non-GAAP reconciliation in the Appendix

•Net income for the quarter ended June 30, 2026 was $5.8 million, or $0.48 per diluted share, an increase of $3.8 million, or 189.5%, from the prior quarter.

•Pre-provision net revenue1 for the quarter was $10.4 million, an increase of $366 thousand, or 3.6%, from the prior quarter.

•Return on average assets and return on average equity for the second quarter of 2026 were 0.90% and 11.42%, respectively.

•Total assets at June 30, 2026 were $2.6 billion, compared to $2.6 billion at March 31, 2026 and $2.5 billion at June 30, 2025.

•Commercial loans, excluding leases, increased $4.6 million, or 0.3% from prior quarter.

•On July 30, 2026, the Board of Directors declared a quarterly cash dividend of $0.14 per common share, payable August 17, 2026 to shareholders of record as of August 10, 2026.

Christopher J. Annas, Chairman and CEO commented:

“The Meridian team delivered a strong second quarter performance, earning $5.8 million vs $2.0 million in the prior quarter. Net interest margin was steady at 3.69%, and the provision was markedly lower against an elevated provision in the prior quarter. Pre-provision net revenue of $10.4 million was up nearly 3.6% from prior quarter. Commercial loan growth for the quarter would have been $54 million, or 3.0%, if not for commercial loan and CRE loan payoffs of $38 million, as well as SBA loan sales in the current quarter of $11.9 million.
SBA loan sale income of $615 thousand is up from last quarter and should be more consistent as we adjust that business model. The mortgage group is still impacted by low inventory, but mortgage banking income was up 6% from Q2 2025. Mortgage third quarter originations look promising, but refi activity has fallen as rates have ticked up.

We had a large increase in the non-performing loans due to three real estate relationships, but our substantial collateral position in these three loans negated the need for any current provisioning. We are working tirelessly to resolve the non-performing loans, but also recognize that our historical loan growth rate and small/medium business focus can often lead to periods of elevated non-performing loans. Our task is to keep the charge-off percentage low, which we have. We also have two businesses, SBA and equipment finance, that have generally higher charge-offs than normal commercial/industrial lending, but we earn higher yields on those assets that offset the charge-offs.

We have hired an experienced payments team that has strong background in merchant acquiring, health savings accounts and the new capabilities of FedNow and RTP. With their industry contacts and qualifications, we are hoping to build a stronger deposit franchise and build fee income in that space. Payment methods are evolving rapidly and we are excited about the unique opportunities they could provide."

Exhibit 99.1

Select Condensed Financial Information

	As of or for the three months ended (Unaudited)
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(Dollars in thousands, except per share data)
Income:
Net income	$5,807	$2,006	$7,186	$6,659	$5,592
Basic earnings per common share	0.49	0.17	0.62	0.59	0.50
Diluted earnings per common share	0.48	0.17	0.61	0.58	0.49
Net interest income	22,791	23,202	23,627	23,116	21,159

Balance Sheet:
Total assets	$2,593,176	$2,576,581	$2,561,995	$2,541,130	$2,510,938
Loans, net of fees and costs	2,177,978	2,181,575	2,170,600	2,162,845	2,108,250
Total deposits	2,194,438	2,169,960	2,158,128	2,131,116	2,110,374
Non-interest bearing deposits	246,357	243,458	245,377	239,614	237,042
Stockholders' equity	204,810	200,225	199,716	188,029	178,020

Balance Sheet Average Balances:
Total assets	$2,585,821	$2,574,268	$2,588,357	$2,534,565	$2,491,625
Total interest earning assets	2,485,398	2,472,659	2,495,922	2,443,261	2,404,952
Loans, net of fees and costs	2,180,863	2,175,938	2,200,626	2,146,651	2,113,411
Total deposits	2,188,649	2,171,837	2,173,242	2,143,821	2,095,028
Non-interest bearing deposits	252,600	250,203	256,554	253,374	249,745
Stockholders' equity	203,901	202,577	192,799	183,242	176,945

Performance Ratios (Annualized):
Return on average assets	0.90%	0.32%	1.10%	1.04%	0.90%
Return on average equity	11.42%	4.02%	14.79%	14.42%	12.68%

Income Statement - Second Quarter 2026 Compared to First Quarter 2026
Second quarter net income increased $3.8 million, or 189.5%, to $5.8 million due largely to an increase in non-interest income of $2.8 million, and a decrease of $4.5 million in the provision for credit losses, while non-interest expense increased $2.1 million over the prior quarter, and income tax expense increased $1.1 million over the prior quarter as well. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Three Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	$311	$398	$(87)	(21.9)%	$(2)	$(85)
Investment securities - taxable	1,830	1,847	(17)	(0.9)%	(27)	10
Investment securities - tax exempt (1)	393	396	(3)	(0.8)%	(2)	(1)
Loans held for sale	616	338	278	82.2%	20	258
Loans held for investment	37,702	37,806	(104)	(0.3)%	(245)	141
Total loans	38,318	38,144	174	0.5%	(225)	399
Total interest income	$40,852	$40,785	$67	0.2%	$(256)	$323
Interest expense:
Interest-bearing demand deposits	$1,149	$1,040	$109	10.5%	$13	$96
Money market and savings deposits	7,263	7,070	193	2.7%	279	(86)
Time deposits	7,337	7,113	224	3.1%	(22)	246
Total interest - bearing deposits	15,749	15,223	526	3.5%	270	256
Borrowings	1,233	1,293	(60)	(4.6)%	(13)	(47)
Subordinated debentures	1,007	994	13	1.3%	10	3
Total interest expense	17,989	17,510	479	2.7%	267	212
Net interest income differential	$22,863	$23,275	$(412)	(1.77)%	$(523)	$111
(1) Reflected on a tax-equivalent basis.
Interest income increased $67 thousand quarter-over-quarter on a tax equivalent basis, driven mainly by an increase in loans held for sale and loans held for investment average balances. The yield on interest-earnings assets decreased 10 basis points and negatively impacted interest income by $256 thousand, while the average balance of interest earning assets increased by $12.7 million, having a positive impact to interest income of $323 thousand. The yield on loans dropped 14 basis points due to an interest reversal of $885 thousand related to new nonaccrual loans in the quarter.
Average total loans, excluding residential loans for sale, increased $4.9 million. The largest drivers were increases in commercial loans, commercial real estate loans and home equity loans, which on a combined basis increased $21.2 million on average. Partially offsetting these increases were decreases of $7.1 million in SBA loan average balances, a $2.7 million decrease in the average balance of residential loans held for investment, along with a decrease in average leases of $4.6 million. Also contributing to the increase in interest income was a $16.9 million increase in the average balance of loans held for sale.
Interest expense increased $479 thousand, quarter-over-quarter, due largely to an increase in the cost of interest-bearing deposits. Interest expense on total deposits increased $526 thousand, as interest expense on borrowings decreased $60 thousand. During the period average balances of interest-bearing checking accounts increased $11.8 million, time deposits increased $18.2 million, while money market and savings deposit balances decreased $15.6 million on average and borrowings decreased $5.0 million on average. The cost of deposits increased 5 basis points as interest-bearing demand deposits and money market accounts had a cost increase, partially offset by the decrease in the cost of time deposits.
Overall the net interest margin decreased to 3.69%, compared to the prior quarter, drive by the decline in yield on interest-earning assets and an increase in cost of funds.

Provision for Credit Losses
In the second quarter the overall provision for credit losses fell by $4.5 million to $3.0 million, compared with $7.5 million in the first quarter. The primary reason for the lower level of provision expense was less loan charge-offs and lower loan growth quarter over quarter. Excluding the prior quarter’s $3.9 million charge-off and related provision on a single commercial mortgage, charge-offs in the second quarter declined by $1.3 million driving down the provision. SBA and lease net charge-offs were together down $2.3 million compared to prior quarter.

Exhibit 99.1

Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	$ Change	% Change
Mortgage banking income (1)	$6,229	$4,115	$2,114	51.4%
Wealth management income	1,706	1,729	(23)	(1.3)%
SBA loan income	615	150	465	310.0%
Earnings on investment in life insurance	245	272	(27)	(9.9)%
Net gain (loss) on sale of MSRs	—	(159)	159	(100.0)%
Net change in the fair value of loans held-for-investment	65	(39)	104	(266.7)%
Other	1,023	969	54	5.6%
Total non-interest income	$9,883	$7,037	$2,846	40.4%
(1) Includes FV change on mortgages HFS and related hedging derivatives.
Total non-interest income increased $2.8 million, or 40.4%, quarter-over-quarter largely due to a $2.1 million increase in mortgage banking income, and a $465 thousand increase in SBA loan income. Despite a quarter-over-quarter decrease of 33 basis points in the margin on mortgage loan sales, total loans sold increased by $81.1 million, or 20% from the prior quarter, resulting in a higher level of mortgage banking income, and the fair value of loans held for sale improved quarter-over-quarter as the loans available for sale at June 30, 2026 were up $15.9 million over March 31, 2026.
SBA loan income increased $465 thousand due to the increase in SBA loans sold. $11.9 million of loans were sold during the quarter-ended June 30, 2026 compared to $6.7 million for the quarter-ended March 31, 2026. However, the gross margin on SBA loan sales was 7.9% for the quarter-ended June 30, 2026 compared to 8.5% for the quarter-ended March 31, 2026.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	$ Change	% Change
Salaries and employee benefits	$13,193	$12,386	$807	6.5%
Occupancy and equipment	1,172	1,183	(11)	(0.9)%
Professional fees	1,164	974	190	19.5%
Data processing and software	2,018	1,973	45	2.3%
Advertising and promotion	1,317	692	625	90.3%
Pennsylvania bank shares tax	246	258	(12)	(4.7)%
Other	3,117	2,692	425	15.8%
Total non-interest expense	$22,227	$20,158	$2,069	10.3%
Salaries and benefits increased $807 thousand primarily due to the variable nature of the mortgage segment along with higher incentive compensation overall. Advertising and promotion costs increased $625 thousand, reflecting an increase in business development efforts and special events in the current quarter, which is generally seasonally higher. Other expense increased $425 thousand mainly due to an increase in OREO expenses and non-salary employee expenses in the current quarter. The increase in professional fees was due to expenses related to non-performing loans.

Balance Sheet - June 30, 2026 Compared to March 31, 2026
Total assets increased $16.6 million, or 0.6%, to $2.6 billion as of June 30, 2026 from $2.6 billion as of March 31, 2026.
Total portfolio loans decreased $3.2 million, or 0.1% quarter-over-quarter. While there was growth of $41.2 million in commercial mortgage loans, $1.2 million in commercial & industrial loans, and $3.0 million in home equity lines and loans during the second quarter, these increases were offset by a $27.9 million decrease in construction and land development loans, a $9.9 million decrease in SBA loans, and a $5.7 million decrease in lease financings. Commercial loan growth was impacted by $9.9 million in commercial loan payoffs during the quarter.
Total deposits increased $24.5 million, or 1.1% quarter-over-quarter, led by an increase of $21.6 million in interest-bearing deposits. Money market accounts and savings accounts increased a combined $19.5 million, non-interest bearing accounts increased $2.9 million or 1.2%, while interest bearing demand deposits decreased $5.9 million, and borrowings decreased $12.8 million, or 10.6% quarter-over-quarter.

Exhibit 99.1
Total stockholders’ equity increased by $4.6 million from March 31, 2026, to $204.8 million as of June 30, 2026. Changes to equity for the quarter included net income of $5.8 million, and an increase of $146 thousand in other comprehensive income, partially offset by dividends paid of $1.7 million. The Community Bank Leverage Ratio for the Bank was 9.72% at June 30, 2026.

Asset Quality Summary
Non-performing loans increased $23.4 million, to $82.1 million at June 30, 2026 compared to $58.7 million at March 31, 2026, with the largest increases coming from land development loans ($20.0 million) and commercial mortgage loans ($5.5 million) that were downgraded during the current quarter partially offset by payoffs of $3.3 million of several CRE, construction and consumer loans combined. The downgraded land development and commercial mortgage loan relationships were well collateralized and therefore did not require any specific reserve as of June 30, 2026. SBA loans make up $24.6 million of total non-performing loans, with $11.9 million, or 48.4%, guaranteed by the SBA. The SBA portfolio was subject to the Fed's rapid rate increase with 49.7%, of total non-performing SBA loans having been originated in 2020-2021 when rates were lower by over 500 basis points.
The ratio of non-performing loans to total loans as of June 30, 2026 was 3.68%. Due to the increase in non-performing loans, the ratio of non-performing loans to total loans, excluding the guaranteed portion of the SBA portfolio was 3.14%. As of June 30, 2026 there were specific reserves of $3.3 million against individually evaluated loans, an increase of $428 thousand from the level of specific reserves as of March 31, 2026.
Net charge-offs decreased to $2.6 million, or 0.12% of total average loans for the quarter ended June 30, 2026, compared to net charge-offs of $7.8 million, or 0.35%, for the quarter ended March 31, 2026. Second quarter charge-offs consisted of $414 thousand in SBA loans, $1.0 million in commercial loans, $1.2 million in finance receivables, and $455 thousand of small ticket equipment leases. Partially offsetting second quarter charge-offs were recoveries of $467 thousand between commercial loans, finance receivables, home equity loans, and leases.
The ratio of allowance for credit losses to total loans held for investment was 0.99% as of June 30, 2026, compared to 0.98% reported as of March 31, 2026.
Subsequent to June 30, 2026, a property in OREO valued at $719 thousand sold for a recorded gain of $218 thousand.
About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware, Maryland, and Florida. Through its 17 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

Exhibit 99.1

“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL, including the timing of third-party appraisals and loan valuations from lead financial institutions in which we are a loan participant; cyber-security concerns; rapid technological developments and changes, including the development and use of artificial intelligence in business processes, services, and products; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; escalating tariff and other trade policies and the resulting impacts on market volatility and global trade; the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government's debt limit; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the ongoing conflict in the Middle East, which could impact economic conditions in the United States; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
-MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Earnings and Per Share Data:
Net income	$5,807	$2,006	$7,186	$6,659	$5,592
Basic earnings per common share	$0.49	$0.17	$0.62	$0.59	$0.50
Diluted earnings per common share	$0.48	$0.17	$0.61	$0.58	$0.49
Common shares outstanding	11,895	11,879	11,826	11,517	11,297

Performance Ratios:
Return on average assets (2)	0.90%	0.32%	1.10%	1.04%	0.90%
Return on average equity (2)	11.42	4.02	14.79	14.42	12.68
Net interest margin (tax-equivalent) (2)	3.69	3.82	3.77	3.77	3.54
Yield on earning assets (tax-equivalent) (2)	6.59	6.69	6.82	7.01	6.89
Cost of funds (2)	3.08	3.04	3.23	3.42	3.52
Efficiency ratio	68.03%	66.66%	63.25%	65.15%	65.82%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.12%	0.35%	0.16%	0.09%	0.17%
Non-performing loans to total loans	3.68	2.64	2.50	2.53	2.35
Non-performing assets to total assets	3.40	2.51	2.38	2.32	2.14
Allowance for credit losses to:
Total loans and other finance receivables	0.99	0.97	0.99	1.01	0.99
Total loans and other finance receivables (excluding loans at fair value) (1)	0.99	0.98	1.00	1.01	1.00
Non-performing loans	26.15%	36.23%	39.18%	39.37%	41.26%

Capital Ratios:
Book value per common share	$17.22	$16.86	$16.89	$16.33	$15.76
Tangible book value per common share	$16.94	$16.57	$16.59	$16.02	$15.44
Total equity/Total assets	7.90%	7.77%	7.80%	7.40%	7.09%
Tangible common equity/Tangible assets - Corporation (1)	7.78	7.65	7.67	7.27	6.96
Tangible common equity/Tangible assets - Bank (1)	9.51	9.38	9.41	9.16	8.96
Tier 1 leverage ratio - Bank	9.72	9.58	9.50	9.41	9.32
Common tier 1 risk-based capital ratio - Bank	10.65	10.52	10.66	10.52	10.53
Tier 1 risk-based capital ratio - Bank	10.65	10.52	10.66	10.52	10.53
Total risk-based capital ratio - Bank	11.64%	11.51%	11.65%	11.54%	11.54%
(1) See Non-GAAP reconciliation in the Appendix
(2) Annualized

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest income:
Loans and other finance receivables, including fees	$38,318	$38,144	$38,697	$76,462	$75,246
Securities - taxable	1,830	1,847	1,792	3,677	3,485
Securities - tax-exempt	321	323	295	644	608
Cash and cash equivalents	311	398	427	709	1,040
Total interest income	40,780	40,712	41,211	81,492	80,379
Interest expense:
Deposits	15,749	15,223	17,301	30,972	34,169
Borrowings and subordinated debentures	2,240	2,287	2,751	4,527	5,275
Total interest expense	17,989	17,510	20,052	35,499	39,444
Net interest income	22,791	23,202	21,159	45,993	40,935
Provision for credit losses	2,968	7,493	3,803	10,461	9,015
Net interest income after provision for credit losses	19,823	15,709	17,356	35,532	31,920
Non-interest income:
Mortgage banking income (1)	6,229	4,115	5,847	10,344	9,512
Wealth management income	1,706	1,729	1,492	3,435	3,027
SBA loan income	615	150	1,988	765	2,736
Earnings on investment in life insurance	245	272	240	517	462
Net gain (loss) on sale of MSRs	—	(159)	467	(159)	415
Net change in the fair value of loans held-for-investment	65	(39)	190	26	360
Other	1,023	969	1,064	1,992	2,100
Total non-interest income	9,883	7,037	11,288	16,920	18,612
Non-interest expense:
Salaries and employee benefits	13,193	12,386	13,179	25,579	24,564
Occupancy and equipment	1,172	1,183	1,037	2,355	2,375
Professional fees	1,164	974	1,164	2,138	1,927
Data processing and software	2,018	1,973	1,706	3,991	3,185
Advertising and promotion	1,317	692	1,277	2,009	2,056
Pennsylvania bank shares tax	246	258	269	504	538
Other	3,117	2,692	2,725	5,809	5,455
Total non-interest expense	22,227	20,158	21,357	42,385	40,100
Income before income taxes	7,479	2,588	7,287	10,067	10,432
Income tax expense	1,672	582	1,695	2,254	2,441
Net income	$5,807	$2,006	$5,592	$7,813	$7,991

Basic earnings per common share	$0.49	$0.17	$0.50	$0.66	$0.71
Diluted earnings per common share	$0.48	$0.17	$0.49	$0.64	$0.70

Basic weighted average shares outstanding	11,859	11,811	11,228	11,835	11,215
Diluted weighted average shares outstanding	12,174	12,153	11,392	12,163	11,415
(1) Includes FV change on mortgages HFS and related hedging derivatives

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets:
Cash and due from banks	$11,209	$12,458	$10,358	$12,605	$20,604
Interest-bearing deposits at other banks	24,998	15,811	25,420	27,384	29,570
Cash and cash equivalents	36,207	28,269	35,778	39,989	50,174
Securities available-for-sale, at fair value	200,552	196,012	193,457	194,268	187,902
Securities held-to-maturity, at amortized cost	32,445	32,494	32,544	32,593	32,642
Equity investments	2,146	2,137	2,166	2,150	2,130
Mortgage loans held for sale, at fair value	54,898	38,960	33,762	28,016	44,078
Loans and other finance receivables, net of fees and costs	2,177,978	2,181,575	2,170,600	2,162,845	2,108,250
Allowance for credit losses	(21,463)	(21,252)	(21,573)	(21,794)	(20,851)
Loans and other finance receivables, net of the allowance for credit losses	2,156,515	2,160,323	2,149,027	2,141,051	2,087,399
Restricted investment in bank stock	7,484	7,699	7,811	8,350	9,162
Bank premises and equipment, net	12,437	12,298	12,402	12,413	12,320
Bank owned life insurance	31,205	30,959	30,687	30,421	30,175
Accrued interest receivable	10,680	11,015	10,724	10,944	10,334
OREO and other repossessed assets	6,081	6,009	5,997	3,714	3,148
Deferred income taxes	4,535	4,548	4,215	4,989	5,314
Servicing assets	3,642	3,694	3,932	3,845	3,658
Goodwill	899	899	899	899	899
Intangible assets	2,461	2,512	2,563	2,614	2,665
Other assets	30,989	38,753	36,031	24,874	28,938
Total assets	$2,593,176	$2,576,581	$2,561,995	$2,541,130	$2,510,938

Liabilities:
Deposits:
Non-interest bearing	$246,357	$243,458	$245,377	$239,614	$237,042
Interest bearing:
Interest checking	151,235	157,151	157,360	151,973	173,865
Money market and savings deposits	1,033,043	1,013,533	1,023,290	996,126	956,448
Time deposits	763,803	755,818	732,101	743,403	743,019
Total interest-bearing deposits	1,948,081	1,926,502	1,912,751	1,891,502	1,873,332
Total deposits	2,194,438	2,169,960	2,158,128	2,131,116	2,110,374
Borrowings	108,032	120,838	117,338	137,265	138,965
Subordinated debentures	49,705	49,675	49,853	49,822	49,792
Accrued interest payable	5,587	6,620	6,531	7,095	7,059
Other liabilities	30,604	29,263	30,429	27,803	26,728
Total liabilities	2,388,366	2,376,356	2,362,279	2,353,101	2,332,918

Stockholders’ equity:
Common stock	13,927	13,882	13,830	13,521	13,300
Surplus	91,137	90,885	90,352	85,122	82,184
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(26,079)
Unearned common stock held by ESOP	(1,232)	(1,232)	(1,232)	(1,006)	(1,006)
Retained earnings	132,614	128,472	128,124	122,376	117,132
Accumulated other comprehensive loss	(5,557)	(5,703)	(5,279)	(5,905)	(7,511)
Total stockholders’ equity	204,810	200,225	199,716	188,029	178,020
Total liabilities and stockholders’ equity	$2,593,176	$2,576,581	$2,561,995	$2,541,130	$2,510,938

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Interest income	$40,780	$40,712	$42,826	$43,109	$41,211
Interest expense	17,989	17,510	19,199	19,993	20,052
Net interest income	22,791	23,202	23,627	23,116	21,159
Provision for credit losses	2,968	7,493	3,287	2,850	3,803
Non-interest income	9,883	7,037	10,615	9,953	11,288
Non-interest expense	22,227	20,158	21,658	21,546	21,357
Income before income tax expense	7,479	2,588	9,297	8,673	7,287
Income tax expense	1,672	582	2,111	2,014	1,695
Net Income	$5,807	$2,006	$7,186	$6,659	$5,592

Basic weighted average shares outstanding	11,859	11,811	11,543	11,325	11,228
Basic earnings per common share	$0.49	$0.17	$0.62	$0.59	$0.50

Diluted weighted average shares outstanding	12,174	12,153	11,771	11,540	11,392
Diluted earnings per common share	$0.48	$0.17	$0.61	$0.58	$0.49

	Segment Information
	Three Months Ended June 30, 2026				Three Months Ended June 30, 2025
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$22,599	$58	$134	$22,791	$21,025	$63	$71	$21,159
Provision for credit losses	2,968	—	—	2,968	3,803	—	—	3,803
Net interest income after provision	19,631	58	134	19,823	17,222	63	71	17,356
Non-interest income	1,844	1,706	6,333	9,883	3,029	1,492	6,767	11,288
Non-interest expense	15,056	1,190	5,981	22,227	15,049	951	5,357	21,357
Income before income taxes	$6,419	$574	$486	$7,479	$5,202	$604	$1,481	$7,287
Efficiency ratio	62%	67%	92%	68%	63%	61%	78%	66%

	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$45,670	$118	$205	$45,993	$40,730	$73	$132	$40,935
Provision for credit losses	10,461	—	—	10,461	9,015	—	—	9,015
Net interest income after provision	35,209	118	205	35,532	31,715	73	132	31,920
Non-interest income	3,242	3,435	10,243	16,920	4,942	3,027	10,643	18,612
Non-interest expense	29,013	2,169	11,203	42,385	27,809	1,768	10,523	40,100
Income before income taxes	$9,438	$1,384	$(755)	$10,067	$8,848	$1,332	$252	$10,432
Efficiency ratio	59%	61%	107%	67%	61%	57%	98%	67%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data, Unaudited)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Income before income tax expense	$7,479	$2,588	$7,287	$10,067	$10,432
Provision for credit losses	2,968	7,493	3,803	10,461	9,015
Pre-provision net revenue	$10,447	$10,081	$11,090	$20,528	$19,447

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data, Unaudited)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Bank	$9,387	$10,513	$9,005	$19,899	$17,863
Wealth	574	811	604	1,384	1,332
Mortgage	486	(1,243)	1,481	(755)	252
Pre-provision net revenue	$10,447	$10,081	$11,090	$20,528	$19,447

	Allowance For Credit Losses (ACL) to Loans and Other Finance Receivables, Excluding Loans at Fair Value
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Allowance for credit losses (GAAP)	$21,463	$21,252	$21,573	$21,794	$20,851

Loans and other finance receivables (GAAP)	2,177,978	2,181,575	2,170,600	2,162,845	2,108,250
Less: Loans at fair value	(13,619)	(14,090)	(14,396)	(14,454)	(14,541)
Loans and other finance receivables, excluding loans at fair value (non-GAAP)	$2,164,359	$2,167,485	$2,156,204	$2,148,391	$2,093,709

ACL to loans and other finance receivables (GAAP)	0.99%	0.97%	0.99%	1.01%	0.99%
ACL to loans and other finance receivables, excluding loans at fair value (non-GAAP)	0.99%	0.98%	1.00%	1.01%	1.00%

	Tangible Common Equity Ratio Reconciliation - Corporation
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total stockholders' equity (GAAP)	$204,810	$200,225	$199,716	$188,029	$178,020
Less: Goodwill and intangible assets	(3,360)	(3,411)	(3,462)	(3,513)	(3,564)
Tangible common equity (non-GAAP)	201,450	196,814	196,254	184,516	174,456

Total assets (GAAP)	2,593,176	2,576,581	2,561,995	2,541,130	2,510,938
Less: Goodwill and intangible assets	(3,360)	(3,411)	(3,462)	(3,513)	(3,564)
Tangible assets (non-GAAP)	$2,589,816	$2,573,170	$2,558,533	$2,537,617	$2,507,374
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	7.78%	7.65%	7.67%	7.27%	6.96%

	Tangible Common Equity Ratio Reconciliation - Bank
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total stockholders' equity (GAAP)	$249,468	$244,621	$244,064	$236,038	$228,127
Less: Goodwill and intangible assets	(3,360)	(3,411)	(3,462)	(3,513)	(3,564)
Tangible common equity (non-GAAP)	246,108	241,210	240,602	232,525	224,563

Total assets (GAAP)	2,591,551	2,575,135	2,560,485	2,541,395	2,510,684
Less: Goodwill and intangible assets	(3,360)	(3,411)	(3,462)	(3,513)	(3,564)
Tangible assets (non-GAAP)	$2,588,191	$2,571,724	$2,557,023	$2,537,882	$2,507,120
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	9.51%	9.38%	9.41%	9.16%	8.96%

	Tangible Book Value Reconciliation
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Book value per common share	$17.22	$16.86	$16.89	$16.33	$15.76
Less: Impact of goodwill /intangible assets	0.28	0.29	0.30	0.31	0.32
Tangible book value per common share	$16.94	$16.57	$16.59	$16.02	$15.44